News Release
March 27, 2023
SSR MINING ANNOUNCES POSITIVE EXPLORATION RESULTS AT PUNA
Drilling Highlights Include 27 Meters at 836 g/t Ag and 16 Meters at 699 g/t Ag
Near-Mine Exploration Success Presents Opportunity to Extend Mineral Reserves and Mine Life
DENVER - SSR Mining Inc. (NASDAQ/TSX: SSRM, ASX: SSR) ("SSR Mining" or the “Company") is pleased to announce results from 48 drill holes completed at the Puna project (“Puna”) for the period of August, 2022 to December, 2022. Puna includes the Pirquitas and Chinchillas properties, both located in the Jujuy Province of northern Argentina (see Figure 1). Chinchillas is an open pit silver-lead-zinc mine and is the current source of the ore processed at the Pirquitas processing plant, located approximately 42 kilometers southwest of the Chinchillas property.
The 2022 exploration program focused on resource expansion, discovery and reconciliation drilling at Chinchillas and was the first exploration drilling completed at the property since 2016. Of the 48 holes reported, 27 targeted extensions of the Chinchillas mineralization to the east, northeast and at depth. Drilling also intersected mineralization at the Melina zone and at Socavon Del Diablo, two separate targets located adjacent to existing Chinchillas infrastructure that host potential to complement the ore currently mined from the main Chinchillas deposit. Additionally, two drill holes were completed at the Cortaderas target on the Pirquitas property.
Drilling highlights from the Chinchillas property include (see Figures 2 and 3) (see Table 1):
•CHN22-341: 65 meters at 386 g/t Ag (435 g/t AgEq) from 53 meters
oIncluding: 27 meters at 836 g/t Ag (913 g/t AgEq) from 73 meters
•CHN22-374: 63 meters at 219 g/t Ag (451 g/t AgEq) from 90 meters
oIncluding: 18 meters at 382 g/t Ag (840 g/t AgEq) from 101 meters
•CHN22-343: 31 meters at 453 g/t Ag (542 g/t AgEq) from 25 meters
•CHN22-347: 30 meters at 422 g/t Ag (479 g/t AgEq) from 2 meters
oIncluding: 16 meters at 699 g/t Ag (797 g/t AgEq) from 9 meters
Rod Antal, President and CEO of SSR Mining, said, “Puna has been a tremendous contributor to the SSR Mining portfolio over the last two years, generating solid production and strong free cash flow. This update features the first exploration drilling activity completed at Chinchillas since before the mine commenced production and demonstrates mineralization from near-mine and in-pit step-out intercepts that bode well for potential extensions to Puna’s current Mineral Reserve life. In addition, high-grade intercepts at the Melina and Socavon Del Diablo targets indicate the potential for additional open pit mining opportunities immediately adjacent to the main Chinchillas pit, while positive results from the Cortaderas target at the Pirquitas property could present a longer-term development pathway for further mine life extension at Puna. We have expanded the Puna exploration budget to 15,000 meters in 2023 as we aim to accelerate Mineral Resource conversion and expansion efforts.”

SSR Mining Inc.	PAGE 1

Table 1: Significant intercepts from 2022 exploration drilling at the Chinchillas property.

Hole ID	From (m)	To (m)	Interval (m)	Ag (g/t)	Pb (%)	Zn (%)	AgEq (g/t)
CHN22-341	40	49	9	590	2.1	0.6	671
	53	118	65	386	1.4	0.3	435
Including	73	100	27	836	2.4	0.2	913
CHN22-342	49	69	20	177	1.5	0.5	238
	91	103	12	544	1.0	1.3	619
CHN22-343	25	56	31	453	2.9	0.1	542
CHN22-347	2	32	30	422	1.9	0.0	479
Including	9	25	16	699	3.3	0.0	797
	123	157	34	198	1.0	0.7	251
Including	127	143	16	292	1.0	0.8	350
CHN22-348	33	48	15	411	1.2	0.0	446
Including	33	42	9	658	1.4	0.0	699
CHN22-349	13	29	16	276	0.6	0.0	294
CHN22-353	0	66	66	149	1.2	0.1	189
CHN22-374	90	153	63	219	3.8	3.4	451
Including	101	119	18	382	6.2	7.7	840
CHN22-375	0	32	32	146	0.7	0.2	174
CHN22-383	160	179	19	175	1.4	0.1	220
Including	164	170	6	370	2.3	0.1	441
Significant intervals are reported using a 50 grams per tonne (g/t) silver equivalent (AgEq) cut-off and with a maximum 3 meters of contiguous dilution. All intercepts are core width intervals.
Silver equivalent values are calculated using the following metal prices: Silver (Ag) price of $22 per troy ounce, Lead (Pb) price of $0.95 per pound and Zinc (Zn) price of $1.15 per pound. Metallurgical recoveries for the Chinchillas operation were not used in the calculation of AgEq values (recoveries were 95.7% for silver, 92.3% for lead and 48.7% for zinc in 2022).

SSR Mining Inc.	PAGE 2

Overview of Puna
Puna is 100% owned by SSR Mining and is comprised of the Chinchillas and Pirquitas properties (see Figure 1). SSR Mining approved the start of the Pirquitas mine and processing plant in October 2006, and the Chinchillas mine declared commercial production in December 2018. Chinchillas is an open pit silver-lead-zinc mine that provides all of the ore currently processed at the Pirquitas processing plant, located 42 km to the southwest. The processing plant produces a silver-lead concentrate and a zinc concentrate that are shipped to international smelters.
The Chinchillas and Pirquitas properties are located within the Bolivian tin-silver–zinc belt that extends from the San Rafael tin-copper deposit in southern Peru into the Puna region of Jujuy, Argentina. These deposits are generally characterized by the intrusion of dacite dome complexes with mineralization hosted in shear zones and breccias within the dacite domes or within the country rock. More rarely, as in the case of the Chinchillas property, the deposits also contain disseminated flat lying manto bodies within sedimentary and pyroclastic rocks that are cut by ‘feeder’ shears.

Chinchillas Property
Chinchillas Pit
Argentina
42 km
Pirquitas Property
Cortaderas Target
Pirquitas Mill
San Miguel Pit
N
0
5km
SSR Mining Claim Boundaries
Road

Figure 1. Location of Puna’s Pirquitas property and Chinchillas property.

SSR Mining Inc.	PAGE 3

Chinchillas Property Exploration and Overview
The Chinchillas property is comprised of three contiguous claims totaling over 2,000 hectares. The open pit Chinchillas mine achieved commercial production in December 2018. As reported in the 2021 Puna Technical Report Summary (the “Puna TRS”), the mine has a Mineral Reserve life extending through 2026 with an average annual production profile of 7.0 million silver ounces. Over the next three years, SSR mining expects Puna to produce 8.0 to 9.0 million ounces of silver annually.
Significant silver-lead-zinc mineralization occurs in four main areas at the Chinchillas property: the Silver Mantos and Mantos Basement zones in the west part of the property, and the Socavon del Diablo and Socavon Basement zones in the east part. Mining is currently active at the two Mantos deposits, which remain open for expansion to the east.
In 2022, SSR Mining had two drill rigs operating at the Chinchillas property completing nearly 7,500 meters of drilling across 46 drill holes (see Figure 2 and Table 5). Drilling was completed within and around the margin of the open pit operation, and focused on resource expansion and reconciliation drilling, as well as testing a series of high potential targets including Socavon Del Diablo and Melina along the northern rim of the Chinchillas volcanic dome complex. Fieldwork earlier in 2022 focused on geological mapping and prospecting to help identify mineralization and drill targets.
Drilling within the center of the current Chinchillas pit successfully infilled sections of the Mantos Basement deposit, returning broad intercepts of higher-grade mineralization that have the potential to enhance the resource. Drill hole CHN22-347 intersected both the Silver Mantos (30 meters at 422 g/t Ag starting 2 meters from surface) and the Mantos Basement deposit (34 meters at 198 g/t Ag starting 123 meters from surface) due to the stacked nature of the two deposits, potentially extending the deposits vertically and down-dip to the east (see Figure 3). At the northeast end of the Chinchillas deposit, drill hole CHN22-349 expanded the shallow Silver Mantos deposit with mineralization starting within 30 meters from surface (see Figure 2).
The undeveloped Socavon Del Diablo deposit is located approximately 700 meters east of current open pit mining and consists of near surface silver-lead-zinc mineralization hosted within a clay-altered volcanic rock. A new metallurgical program was initiated in January of 2023 to help evaluate the viability of this deposit and its potential contribution to the Puna life of mine plan.
At the Melina zone, located on the northern rim of the Chinchillas dacite volcanic center, broad zones of mineralization occur proximal to a brecciated volcanic-sedimentary contact that is similarly hosting the Mantos Basement deposit 750 meters to the west. Near surface mineralization at the Melina zone appears to have a similar geometry to the Silver Mantos deposit.

SSR Mining Inc.	PAGE 4

CHN22-347
CHN22-348
CHN22-349
CHN22-383
Chinchillas Deposits
Melina Zone
CHN22-343
CHN22-342
CHN22-341
A
A'
CHN22-374
Socavon Del Diablo
CHN22-353
CHN22-375
0
250m
N
News Release Drillholes
Historical Drillholes
Volcanic Tuffs
Dacite Intrusive

Figure 2. Simplified geological map showing the Chinchillas pit and select drill locations.

A
A'
CHN22-356
CHN22-344
CHN22-359
CHN22-347
CHN22-341
4 m at 186 g/t AgEq
15 m at 230 g/t AgEq
30 m at 479 g/t AgEq
Incl. 16 m at 797 g/t AgEq
34 m at 251 g/t AgEq
65 m at 435 g/t AgEq
Incl. 27 m at 913 g/t AgEq
2022 Drillholes
Historical Drillholes
Intercept >100 g/t AgEq
No Significant Intercept
Original Surface
Current Surface
Reserve Pit
Looking North
0
100m
W
E

Figure 3. Cross section A-A’ from Figure 2 showing select drill intercepts from the 2022 program at Chinchillas.

SSR Mining Inc.	PAGE 5

Pirquitas Property Exploration and Overview
The Pirquitas property includes surface rights covering an area of approximately 7,500 hectares, which includes the Pirquitas processing plant and the Cortaderas deposit, as well as the past producing San Miguel pit. The Cortaderas deposit is a zinc-silver-lead deposit located approximately 500 meters to the north of the San Miguel pit. Cortaderas is a structurally controlled sulfide breccia deposit that trends southeast and dips steeply (60-70 degrees) to the southwest. It has a strike length of 440 meters, a vertical extent of approximately 350 meters and varies from 3 to 20 meters in thickness.
The current Cortaderas deposit includes a 1.46 Mt indicated resource grading 203 g/t Ag and 7.1% Zn, and a 1.03 Mt inferred resource grading 204 g/t Ag and 7.7% Zn. In 2022, 1,420 meters of drilling was completed in two deep holes testing the western margin of the Cortaderas vein-breccia deposit. Concentrations of vein-type sulfide mineralization were intersected at the expected depth and successfully expanded mineralization approximately 200 meters further down-dip and to the northwest. Starting at a downhole depth of 574 meters in DDH-398, an intercept grading 10.6% ZnEq was intersected over 17 meters, including a high-grade sub-interval grading 24.2% ZnEq over 4 meters. Approximately 40 meters to the west, DDH-399 intersected 16 meters of mineralization starting at a down-hole depth of 553 meters and grading 17.9% ZnEq. Within this brecciated zone, 4 meters grading 26.2% ZnEq. With this successful and aggressive step-out to the west, the 2023 drill program is well positioned to continue testing along strike to the west and further down-dip to the south.
Table 2: Significant intercepts from 2022 exploration drilling from the Pirquitas property.

Hole ID	From (m)	To (m)	Interval (m)	Ag (g/t)	Pb (%)	Zn (%)	ZnEq (%)
DDH-398	574	591	17	113	0.1	7.4	10.6
Including	581	591	10	149	0.1	9.4	13.7
Including	581	585	4	268	0.2	16.6	24.2
	613	616	3	168	3.2	13.5	20.8
DDH-399	553	569	16	247	0.1	10.9	17.9
Including	554	558	4	341	0.3	16.4	26.2
	575	584	9	95	0.9	6.0	9.5
Significant intervals are reported using a 50 grams per tonne (g/t) silver equivalent (AgEq) cut-off and with a maximum 3 meters of contiguous dilution. All intercepts are core width intervals.
Zinc equivalent values are calculated using the following metal prices: Silver (Ag) price of $22 per troy ounce, Lead (Pb) price of $0.95 per pound and Zinc (Zn) price of $1.15 per pound.
Metallurgical recoveries for the Cortaderas deposit were not used in the calculation of ZnEq values (recoveries were 81% for silver and 91% for zinc in metallurgical analysis completed in 2018).

SSR Mining Inc.	PAGE 6

N
0 200m
+752400 E
+752700 E
+7490400 N
+7490100 N
+7489500 N
+7489200 N
Cortaderas
Deposit
Outline
B
B'
DDH-399
DDH-398
San Miguel Pit
Looking down
0 100 200 300
Long Section - Viewed towards the Northeast
B
B'
200 m
16m @ 17.9% ZnEq
Incl. 4 m
@ 26.2% ZnEq
190 m
9 m @
9.5% ZnEq
10 m @ 13.7% ZnEq
Incl: 4 m
@ 24.2% ZnEq
3 m @ 20.8% ZnEq
DDH-399
DDH-398
Cortaderas
Deposit
Outline
Plunge +22
Azimuth 038
0 150m

Figure 4. Plan view and long section showing step-out intercepts against existing Cortaderas resource.

SSR Mining Inc.	PAGE 7

Technical Procedural Information Sampling and Analytical Procedures
All drill samples in respect of the Chinchillas and Cortaderas surface drilling program were analyzed at ALS Laboratories (“ALS”) in Mendoza, Argentina. SSR Mining's drill and geochemical samples were collected in accordance with accepted industry standards. SSR Mining conducts routine QA/QC analysis on all assay results, including the systematic utilization of certified reference materials, blanks, field duplicates and umpire laboratory check assays. Sampling interval was most commonly 1 meter, using geological and/or structural criteria. ALS crushed each sample to 70% passing 2 mm mesh and a 250 g split was pulverized to better than 85% passing 75 microns. A four-acid multi-element analysis with a MS finish, using a 0.25 g sample, was used to produce Ag, Pb and Zn analytical results. For all Ag, Pb and Zn results > 100 ppm (Ag) or >10,000 ppm (Pb and Zn), a four acid overlimit method was completed using a 0.4 g sample size. Fire assay with an atomic absorption finish was completed on a 30-gram aliquot to produce gold analytical results with a 0.005 g/t gold detection limit.
External review of data and processes relating to Chinchillas and Cortaderas exploration data has been completed by independent consultant Carl Edmunds in the first quarter of 2023. There were no adverse material results detected and the QA/QC indicates the information collected is acceptable, and the database can be used for further studies.

Qualified Persons
The scientific and technical data contained in this news release relating to exploration activity at the Puna Project has been reviewed and approved by David Gale, P.Geo., Senior Manager, Exploration, and a qualified person for purposes of Subpart 1300 of Regulation S-K and National Instrument 43-101 - Standards of Disclosure for Mineral Projects.
You are encouraged to also review the 2021 Puna TRS, which is available on SSR Mining’s Current Report on Form 8-K filed with the Securities and Exchange Commission’s EDGAR system (sec.gov) on September 29, 2022.

About SSR Mining
SSR Mining Inc. is a leading, free cash flow focused gold company with four producing operations located in the USA, Türkiye, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets. Over the last three years, the four operating assets combined have produced on average more than 700,000 gold-equivalent ounces annually. SSR Mining is listed under the ticker symbol SSRM on the NASDAQ and the TSX, and SSR on the ASX.

SSR Mining Contacts:
F. Edward Farid, Executive Vice President, Chief Corporate Development Officer
Alex Hunchak, Director, Corporate Development and Investor Relations

SSR Mining Inc.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046

To receive SSR Mining’s news releases by e-mail, please register using the SSR Mining website at www.ssrmining.com.

SSR Mining Inc.	PAGE 8

Cautionary Note Regarding Forward-Looking Information

Except for statements of historical fact relating to us, certain statements contained in this news release constitute forward-looking information, future oriented financial information, or financial outlooks (collectively “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.

Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release. The key risks and uncertainties include, but are not limited to: local and global political and economic conditions; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof; developments with respect to the COVID-19 pandemic, including the duration, severity and scope of the pandemic and potential impacts on mining operations; and other risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission on EDGAR and the Canadian securities regulatory authorities on SEDAR.

Forward-looking information and statements in this news release include any statements concerning, among other things: preliminary cost reporting in this document; production, operating, cost, and capital expenditure guidance; our operational and development targets and catalysts and the impact of any suspension on operations; forecasts and outlook, including related to production guidance; timing and expectations regarding the impact of any interruptions caused on our operations; the results of any silver reconciliations; the ability to discover additional silver ore; matters relating to proposed exploration; communications with local stakeholders; maintaining community and government relations; negotiations of joint ventures; negotiation and completion of transactions; commodity prices; Mineral Resources, Mineral Reserves, conversion of Mineral Resources, realization of Mineral Reserves, and the existence or realization of Mineral Resource estimates; the development approach; the timing and amount of future production; the timing of studies, announcements, and analysis; the timing of construction and development of proposed mines and process facilities; capital and operating expenditures; economic conditions; availability of sufficient financing; exploration plans; receipt of regulatory approvals; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions.

Such forward-looking information and statements are based on a number of material factors and assumptions, including, but not limited in any manner to, those disclosed in any other of our filings on EDGAR and SEDAR, and include: the inherent speculative nature of exploration results; the ability to explore; communications with local stakeholders; maintaining community and governmental relations; status of negotiations of joint ventures; weather conditions at our operations; commodity prices; the ultimate determination of and realization of Mineral Reserves; existence or realization of Mineral Resources; the development approach; availability and receipt of required approvals, titles, licenses and permits; sufficient working capital to develop and operate the mines and implement development plans; access to adequate services and supplies; foreign currency exchange rates; interest rates; access to capital markets and associated cost of funds; availability of a qualified work force; ability to negotiate, finalize, and execute relevant agreements; lack of social opposition to our mines or facilities; lack of legal challenges with respect to our properties; the timing and amount of future production; the ability to meet production, cost, and capital expenditure targets; timing and ability to produce studies and analyses; capital and operating expenditures; economic conditions; availability of sufficient financing; the ultimate ability to mine, process, and sell mineral products on economically favorable terms; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, geopolitical, regulatory and political factors that may influence future events or conditions. While we consider these factors and assumptions to be reasonable based on information currently available to us, they may prove to be incorrect.

The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking information. You should not place undue reliance on forward-looking information and statements. Forward-looking information and statements are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings on our website at www.ssrmining.com, on SEDAR at www.sedar.com, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Qualified Persons

The scientific and technical information concerning our mineral projects in this news release have been reviewed and approved by a “qualified person” under S-K 1300. For details on the “qualified persons” approving such information, a description of the key assumptions, parameters and methods used to estimate mineral reserves and mineral resources for SSR Mining Inc.’s material properties included in this news release, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, sociopolitical, marketing or other relevant factors, please review the Technical Report Summaries for each of the Company’s material properties which are available at www.sec.gov.

SSR Mining Inc.	PAGE 9

Table 3: Summary of significant assays from drill holes completed at Chinchillas between August, 2022 and December, 2022.

Hole ID	From (m)	To (m)	Interval (m)	Ag (g/t)	Pb (%)	Zn (%)	AgEq (g/t)
CHN22-341	40	49	9	590	2.1	0.6	671
	53	118	65	386	1.4	0.3	435
Including	73	100	27	836	2.4	0.2	913
CHN22-342	49	69	20	177	1.5	0.5	238
	74	87	13	148	0.8	0.1	175
	91	103	12	544	1.0	1.3	619
	111	131	20	130	0.5	0.2	153
CHN22-343	17	21	4	292	0.8	0.0	316
	25	56	31	453	2.9	0.1	542
CHN22-344	19	23	4	142	1.3	0.1	186
CHN22-345	7	30	23	51	0.7	1.4	123
CHN22-346	NSI
CHN22-347	2	32	30	422	1.9	0.0	479
Including	9	25	16	699	3.3	0.0	797
	123	157	34	198	1.0	0.7	251
Including	127	143	16	292	1.0	0.8	350
	197	204	7	148	0.2	0.2	163
Including	200	203	3	247	0.3	0.3	267
	228	238	10	97	0.7	0.3	130
CHN22-348	10	15	5	142	0.0	0.0	143
	33	48	15	411	1.2	0.0	446
Including	33	42	9	658	1.4	0.0	699
CHN22-349	13	29	16	276	0.6	0.0	294
	34	38	4	71	1.0	0.0	100
	72	91	19	88	0.8	0.1	116
	106	110	4	87	0.9	0.4	125
CHN22-350	1	18	17	62	0.7	0.1	87
	93	113	20	23	0.5	0.3	50
CHN22-351	NSI
CHN22-352	NSI
CHN22-353	0	66	66	149	1.2	0.1	189
Including	32	58	26	280	1.7	0.1	332
	87	90	3	81	1.7	0.0	133
CHN22-354	25	28	3	27	0.1	1.6	86
CHN22-355	4	6	2	108	0.2	0.1	116
CHN22-356	NSI
CHN22-357	228	240	12	40	0.1	1.1	84
CHN22-358	17	21	4	33	0.7	0.6	74
	108	111	3	99	0.5	0.4	128
CHN22-359	30	45	15	179	1.7	1.7	230
CHN22-360	44	81	37	112	1.3	1.1	191

SSR Mining Inc.	PAGE 10

Hole ID	From (m)	To (m)	Interval (m)	Ag (g/t)	Pb (%)	Zn (%)	AgEq (g/t)
Including	50	63	13	253	3.2	0.9	379
And	69	81	12	44	0.2	1.5	102
CHN22-361	NSI
CHN22-362	123	141	18	92	2.1	0.0	156
Including	130	140	10	132	3.3	0.0	231
CHN22-363	98	106	8	46	0.8	0.0	70
CHN22-364	NSI
CHN22-365	NSI
CHN22-366	4	31	27	64	1.7	2.3	196
Including	4	21	17	82	2.2	2.0	218
	84	93	9	26	0.5	0.8	69
CHN22-367	99	104	5	30	0.9	0.3	68
CHN22-368	5	72	67	33	0.6	2.2	129
Including	5	30	25	34	0.6	2.6	144
And	35	41	6	30	0.6	3.3	167
And	58	72	14	56	1.2	2.6	182
	91	103	12	27	0.5	1.7	105
CHN22-369	NSI
CHN22-370	3	16	13	42	0.9	1.9	135
	26	34	8	19	0.7	0.9	72
	43	56	13	31	0.9	1.9	125
	73	93	20	19	0.5	1.0	70
CHN22-371	126	136	10	52	0.5	0.2	76
CHN22-372	3	18	15	150	2.2	4.3	370
Including	8	18	11	198	2.7	5.6	479
CHN22-373	46	56	10	45	0.7	0.7	93
CHN22-374	20	26	6	111	2.0	0.2	175
	90	153	63	219	3.8	3.4	451
Including	101	119	18	382	6.2	7.7	840
Including	116	119	3	554	8.7	10.2	1176
And	122	125	3	401	7.8	4.1	781
And	133	136	3	855	16.1	2.0	1402
	162	166	4	101	0.9	0.9	159
CHN22-375	0	32	32	146	0.7	0.2	174
CHN22-377	NSI
CHN22-378	62	66	4	42	0.9	0.7	93
CHN22-381	NSI
CHN22-383	65	76	11	119	0.2	1.7	186
	160	179	19	175	1.4	0.1	220
Including	164	170	6	370	2.3	0.1	441
	183	186	3	94	1.8	0.2	156
CHN22-384	52	57	5	59	0.2	0.2	71
	62	65	3	107	0.2	0.6	135

SSR Mining Inc.	PAGE 11

Hole ID	From (m)	To (m)	Interval (m)	Ag (g/t)	Pb (%)	Zn (%)	AgEq (g/t)
CHN22-385	NSI
CHN22-387	116	138	22	157	3.0	1.4	297
Including	120	126	6	301	6.1	2.6	575
CHN22-390	111	118	7	141	2.4	1.1	252
CHN22-395	83	90	7	99	0.4	0.5	130
CHN22-396	NSI
CHN22-398	60	65	5	45	0.9	0.6	94
Significant intervals are reported using a 50 grams per tonne (g/t) silver equivalent (AgEq) cut-off and with a maximum 3 meters of contiguous dilution. All intercepts are core width intervals.
Silver equivalent values are calculated using the following metal prices: Silver (Ag) price of $22 per troy ounce, Lead (Pb) price of $0.95 per pound and Zinc (Zn) price of $1.15 per pound. Metallurgical recoveries for the Chinchillas operation were not used in the calculation of AgEq values (recoveries were 95.7% for silver, 92.3% for lead and 48.7% for zinc in 2022).
NSI – No Significant Intercepts.
Figures presented in this table may not add due to rounding.

Table 4: Summary of significant assay results for the two drill holes completed at Pirquitas between August, 2022 and December, 2022.

Hole ID	From (m)	To (m)	Interval (m)	Ag (g/t)	Pb (%)	Zn (%)	ZnEq (%)
DDH-398	545	643	98	49	0.2	3.7	5.2
Including	574	591	17	113	0.1	7.4	10.6
Including	581	591	10	149	0.1	9.4	13.7
Including	581	585	4	268	0.2	16.6	24.2
And	613	616	3	168	3.2	13.5	20.8
And	628	631	3	167	0.3	11.1	16.0
	680	682	2	74	3.2	9.7	14.4
DDH-399	220	223	3	165	1.2	5.3	10.9
	257	259	2	172	0.3	14.1	19.1
	294	297	3	112	0.9	9.3	13.1
	553	569	16	247	0.1	10.9	17.9
Including	554	558	4	341	0.3	16.4	26.2
And	560	565	5	266	0.1	13.6	21.0
	575	584	9	95	0.9	6.0	9.5
Significant intervals are reported using a 50 grams per tonne (g/t) silver equivalent (AgEq) cut-off and with a maximum 3 meters of contiguous dilution. All intercepts are core width intervals.
Zinc equivalent values are calculated using the following metal prices: Silver (Ag) price of $22 per troy ounce, Lead (Pb) price of $0.95 per pound and Zinc (Zn) price of $1.15 per pound. Metallurgical recoveries for the Cortaderas deposit were not used in the calculation of ZnEq values (recoveries were 81% for silver and 91% for zinc in metallurgical analysis completed in 2018).
Figures presented in this table may not add due to rounding.

SSR Mining Inc.	PAGE 12

Supporting Drilling Information to SSR Mining Announcement

This document provides supporting drill collar locations and composite assay results for the Puna drilling program referenced in the announcement “SSR MINING ANNOUNCES POSITIVE EXPLORATION RESULTS AT PUNA”, March 27, 2023.

Chinchillas drill collar locations are surveyed in Gauss-Kruger-Posgar 3 coordinate system commonly employed in Argentina and Pirquitas drill holes are surveyed in WGS 84-Z19S coordinate system.

Table 5: Collar coordinates for drill holes at Puna.

Hole ID	Project	Easting	Northing	Elevation (m)	Azimuth (deg.)	Dip (deg.)	Length (m)
CHN22-341	Chinchillas	3472620	7512408	4016	0	-90	150.5
CHN22-342	Chinchillas	3472614	7512451	4017	0	-90	160.2
CHN22-343	Chinchillas	3472565	7512522	4025	2	-75	140.2
CHN22-344	Chinchillas	3472870	7512398	4060	0	-75	86.3
CHN22-345	Chinchillas	3472846	7512280	4060	250	-84	70.0
CHN22-346	Chinchillas	3472883	7512345	4060	90	-90	100.0
CHN22-347	Chinchillas	3472715	7512425	4041	90	-90	247.8
CHN22-348	Chinchillas	3472885	7512600	4091	0	-90	150.3
CHN22-349	Chinchillas	3472922	7512618	4091	18	-58	137.0
CHN22-350	Chinchillas	3472630	7512510	4031	92	-75	211.5
CHN22-351	Chinchillas	3472824	7512629	4088	30	-65	116.0
CHN22-352	Chinchillas	3472930	7512500	4080	324	-90	70.0
CHN22-353	Chinchillas	3472583	7512225	4055	350	-74	163.3
CHN22-354	Chinchillas	3472994	7512294	4098	271	-75	182.5
CHN22-355	Chinchillas	3472868	7512537	4086	45	-70	113.5
CHN22-356	Chinchillas	3472952	7512426	4076	270	-76	153.0
CHN22-357	Chinchillas	3472774	7512480	4055	270	-86	285.2
CHN22-358	Chinchillas	3473039	7512350	4093	148	-88	173.1
CHN22-359	Chinchillas	3472813	7512403	4055	222	-89	102.5
CHN22-360	Chinchillas	3472713	7512338	4045	14	-71	170.0
CHN22-361	Chinchillas	3472987	7512250	4104	11	-72	265.0
CHN22-362	Chinchillas	3472702	7512565	4055	223	-70	221.5
CHN22-363	Chinchillas	3472863	7512566	4089	259	-81	155.5
CHN22-364	Chinchillas	3472981	7512513	4081	254	-80	122.0
CHN22-365	Chinchillas	3473027	7512514	4090	133	-75	101.5
CHN22-366	Chinchillas	3473555	7512210	4074	124	-80	122.5
CHN22-367	Chinchillas	3473058	7512463	4090	130	-76	188.1
CHN22-368	Chinchillas	3473595	7512143	4082	133	-70	107.5
CHN22-369	Chinchillas	3473435	7512110	4088	105	-79	108.0
CHN22-370	Chinchillas	3473555	7512075	4091	110	-76	101.5
CHN22-371	Chinchillas	3472712	7512350	4045	196	-58	176.0
CHN22-372	Chinchillas	3473495	7512145	4082	103	-81	107.5
CHN22-373	Chinchillas	3473475	7512069	4092	109	-80	119.5
CHN22-374	Chinchillas	3473452	7512514	4113	3	-76	200.0
CHN22-375	Chinchillas	3472593	7512221	4050	195	-59	86.5

SSR Mining Inc.	PAGE 13

CHN22-377	Chinchillas	3473753	7511867	4168	108	-85	163.5
CHN22-378	Chinchillas	3473487	7512396	4071	16	-50	218.8
CHN22-381	Chinchillas	3473631	7512089	4094	129	-50	239.0
CHN22-383	Chinchillas	3473290	7512548	4120	32	-51	200.0
CHN22-384	Chinchillas	3473155	7512644	4126	50	-50	316.7
CHN22-385	Chinchillas	3473838	7512265	4067	22	-51	216.5
CHN22-387	Chinchillas	3473947	7512256	4063	17	-50	164.0
CHN22-390	Chinchillas	3474007	7512181	4067	20	-51	201.9
CHN22-395	Chinchillas	3472954	7512683	4103	22	-50	280.3
CHN22-396	Chinchillas	3473795	7511931	4151	108	-79	167.5
CHN22-398	Chinchillas	3473460	7512185	4082	109	-75	113.5
DDH-398	Cortaderas	752387	7489776	4429	355	-75	704.1
DDH-399	Cortaderas	752365	7489776	4429	352	-71	716.5

SSR Mining Inc.	PAGE 14